EXHIBIT 10.54

*** Text omitted and Filed Separately

with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R. §§200.80(b)(4) and 240.24b-2

FIRST AMENDMENT TO

RESEARCH AND DEVELOPMENT AGREEMENT

AND STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO RESEARCH AND DEVELOPMENT AGREEMENT AND STOCK PURCHASE AGREEMENT (the “Amendment”) is entered into by and between ANGES MG INC., a Japanese corporation (“AnGes”), and VICAL INCORPORATED, a Delaware corporation (“Vical”) as of September 26, 2007 (the “First Amendment Date”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Agreements.

WHEREAS, the parties entered into the Research and Development Agreement, dated as of May 25, 2006 (the “R&D Agreement”) and the Stock Purchase Agreement, dated as of May 25, 2006 (the “Stock Purchase Agreement” and, together with the R&D Agreement, the “Agreements”); and

WHEREAS, the parties wish to amend the Agreements as set forth in this Amendment to modify the terms regarding payment of research and development funding under the Agreements.

NOW, THEREFORE, the parties agree as follows:

1. Addition of Definition of Allocable General Overhead to the R&D Agreement. The following definition of Allocable General Overhead is hereby added as Section 1.1A of the R&D Agreement:

“1.1A The term “Allocable General Overhead” shall mean an estimated amount of general overhead ratably allocated to activities relating to the Phase 3 Clinical Trial according to actual patient enrollment in the Phase 3 Clinical Trial. The total of Allocable General Overhead shall be in accordance with the budget provided by Vical to AnGes on September 26, 2007 based upon [    ***    ] per actual patient enrolled in the Phase 3 Clinical Trial for 2006 and 2007. However, for subsequent years during the Project Term the Allocable General Overhead can be revised based upon an annual budget reforecast for the Project to be agreed between the parties in each subsequent year and shall be calculated as follows:

Allocable General Overhead per actual patient enrolled = [    ***    ]

2. Addition of Definition of Project Costs to the R&D Agreement. The following definition of Project Costs is hereby added as Section 1.29A of the R&D Agreement:

“1.29A The term “Project Costs” shall mean all of the following costs of development activities of Vical and its subcontractors in performance of the Phase 3 Clinical Trial: (a) all actual and documented out-of-pocket costs, including, without limitation, direct labor costs plus a [    ***    ] thereof to compensate for associated fringe benefits and paid time off, and other direct expenses for the Project; and

***CONFIDENTIAL TREATMENT REQUESTED

(b) Allocable General Overhead.”

3. Amendment of Sections 6.1 and 6.2 of the R&D Agreement. Sections 6.1 and 6.2 of the R&D Agreement are hereby amended and restated in their entirety as follows:

“6.1 Research and Development Funding. As described in greater detail below, AnGes agrees to fund Project Costs up to $22,600,000. As noted in Article 4 and except as otherwise set forth herein, Vical will continue to be responsible for Product manufacturing costs and all costs incurred by Vical for development of and filing for Regulatory Approval with respect to the Product in the United States after completion of the Phase 3 Clinical Trial, including BLA preparation and filing. The payments for funding of the Project Costs will be made by AnGes as set forth in this Section 6.1 and Section 6.2.

(a) R&D Payments. During the Phase 3 Clinical Trial term and subject to Section 6.2, AnGes shall make non-refundable and non-creditable (except as provided in Section 6.2(a) and 6.2(b)) payments to Vical (each, an “Installment” and collectively, the “R&D Payments”), all of which shall be used exclusively to pay for or reimburse Project Costs, in the amounts set forth below:

(i) On the Effective Date, $6,900,000, pursuant to the Stock Purchase Agreement.

(ii) A second Installment of [    ***    ] in cash.

(iii) A third Installment of [    ***    ] in cash and [    ***    ], pursuant to the Stock Purchase Agreement.

(iv) A fourth Installment of [    ***    ] in cash.

(v) A fifth Installment of [    ***    ] in cash.

(vi) [    ***    ] in cash.

(b) R&D Expenses in Excess of R&D Payments. To the extent that the actual and documented Project Costs exceed the estimated aggregate amount of $22,600,000, such excess amounts will be paid by the parties as follows:

(i) Vical will pay the first [    ***    ] of such expenses;

(ii) AnGes will pay Vical for the next [    ***    ] of such expenses, which payment shall be due thirty (30) days after receipt of the final clinical study report; and

(iii) Vical will pay any such remaining expenses, including manufacturing costs and Phase 4 costs if any.

***CONFIDENTIAL TREATMENT REQUESTED

2.

(c) Right of Negotiation for Other Territories. For Australia and any countries within the European Union or elsewhere in Other Territories where patients from those countries are part of the Phase 3 Clinical Trial, if human studies in addition to the Phase 3 Clinical Trial are not required for Regulatory Approval of the Product in such countries because patients from those countries are part of the Phase 3 Clinical Trial, the parties will negotiate in good faith an adjustment to the royalty rate set forth in Section 6.4(b) which shall be applicable to such countries. Vical hereby grants to AnGes a right to negotiate with Vical to fund research and development expenses for clinical trials of the Product conducted by or on behalf of Vical in any of the Other Territories in which human studies in addition to the Phase 3 Clinical Trial are required for Regulatory Approval of the Product therein. To the extent the parties enter into a definitive agreement pursuant to which AnGes agrees to fund any such trials, the parties will negotiate an adjustment to the royalty rate set forth in Section 6.4(b) which shall be applicable to the Other Territories for which AnGes provides such funding. To the extent AnGes does not provide such funding, the royalty rate set forth in Section 6.4(b) shall remain unchanged.

6.2 R&D Payments Timing and Adjustments.

(a) Minimum Threshold. Each Installment set forth in Section 6.1(a)(ii) through (vi) shall become payable by AnGes at such time as the actual Project Costs which were to be paid by using the immediately preceding Installment are estimated to be at least eighty percent (80%) of the immediately preceding Installment, and any other Installments are fully used up (the “Minimum Threshold”). Vical shall keep AnGes updated on the actual Project Costs, and provide AnGes with estimated timing of the achievement of the Minimum Threshold at the time it provides each annual budget. Vical will provide written confirmation (including supporting documents) when each Installment (other than the first Installment) becomes due that the Minimum Threshold has been met with respect to the immediately preceding Installment, and AnGes will pay such Installment to Vical within twenty (20) business days after receipt of any such notice and invoice. If prior to the end of the Project, the then-current budget of total Project Costs for the Phase 3 Clinical Trial (the “Revised Phase 3 Clinical Trial Costs”) is estimated to be less than $22,600,000, the last Installment will be reduced by the amount by which the Revised Phase 3 Clinical Trial Costs are below $22,600,000. If the actual Project Costs of activities of Vical and its subcontractors in performance of the Phase 3 Clinical Trial exceed the Revised Phase 3 Clinical Trial Costs, Vical shall notify AnGes in writing and AnGes will pay Vical such excess up to the original amount of $22,600,000 within 30 days of such notification.

(b) Final Stoppage Event. Upon the occurrence of a Final Stoppage Event, AnGes’ obligation to pay to Vical any Installments not yet due and payable as of such date shall terminate. In addition, upon the occurrence of a Final Stoppage Event, Vical shall return to AnGes all unused amounts comprising R&D Payments paid to Vical, other than Installments made pursuant to the Stock Purchase Agreement described in Sections 6.1(a)(i) and (iii) hereof. Notwithstanding the foregoing, any such Installments that would otherwise be returned to AnGes pursuant to the preceding sentence may be reduced by Vical by the amount equal to fifty percent (50%) of the costs incurred by Vical and its Affiliates to wind down the Project (the “Shut Down Costs”). In the event that the unused amounts are insufficient to cover fifty percent (50%) of the Shut Down Costs, Vical may invoice AnGes for any such deficient amount, and AnGes will pay such amounts within thirty (30) days of date of invoice. Shut Down Costs to be borne by AnGes shall not exceed $1,000,000. Notwithstanding the foregoing, Vical may not apply amounts that would otherwise be returned to AnGes hereunder toward the Shut Down Costs, or otherwise require AnGes to pay for fifty percent (50%) of the Shut Down Costs, to the extent that Vical’s gross negligence or willful misconduct is the direct cause of the Final Stoppage Event.”

4. Amendment of Section 1.17 of the Stock Purchase Agreement. Section 1.17 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

“1.17 “Milestone Closing Date” shall mean the date as of which the third Installment becomes due in accordance with Sections 6.1 and 6.2 of the R&D Agreement or such other date or time as the Company and the Purchaser may agree in writing.

5. Entire Agreement. The Agreements, as amended by this Amendment, embody the entire understanding of the parties and shall supersede all previous communications, representations and understandings, whether oral, written or otherwise, between the parties relating to the subject matter hereof. Except as specifically amended by this Amendment, the terms and conditions of the Agreements shall remain in full force and effect.

6. Governing Law. This Amendment and its execution, validity and interpretation shall be governed in all respects in accordance with the laws of the State of California, excluding its conflicts of laws principles.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

4.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the First Amendment Date.

ANGES MG, Inc.		VICAL INCORPORATED

By:	/s/ Ei Yamada, Ph.D.	By:	/s/ Jill M. Church
Name:	Ei Yamada	Name:	Jill M. Church
Title:	Chief Executive Officer	Title:	Vice President Chief Financial Officer
Date: September 26, 2007		Date: September 26, 2007

SIGNATURE PAGE TO FIRST AMENDMENT

TO RESEARCH AND DEVELOPMENT AGREEMENT

AND STOCK PURCHASE AGREEMENT